UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 2, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Forest Oil Corporation (“Forest”) approved the establishment of a special discretionary bonus pool to be used for special cash awards to Forest employees (other than the President and Chief Executive Officer) who were involved with Forest’s acquisition of The Houston Exploration Company and the related financing transactions completed in June 2007 and the disposition of Forest’s Alaska assets that was completed in August 2007.  Employee participation in the special bonus program and the size of any awards are subject to various constraints approved by the Committee.  Individual participation and individual cash awards under the special discretionary bonus program are determined by the President and Chief Executive Officer.  In addition, the Committee separately approved a special discretionary bonus award to the President and Chief Executive Officer for his work on the foregoing transactions.  The special discretionary bonus awards, which were given final approval on November 2, 2007, include cash bonuses awarded to H. Craig Clark, President and Chief Executive Officer, in the amount of $300,000, and other executive officers of Forest, including among others the following:  David H. Keyte, $300,000; Leonard C. Gurule, $90,000; and J.C. Ridens, $175,000.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 2, 2007	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President —
General Counsel and Secretary